FIRST AMENDMENT TO SUPPLEMENTAL RETIREMENT AGREEMENT
              ----------------------------------------------------



  This shall constitute the First Amendment, made as of June 30, 2001, to that Supplemental Retirement Agreement made on March 24, 2000, (the "Agreement") between Loews Corporation (the "Company") and Peter Keegan (the "Executive").



                            W I T N E S S E T H:
                            -------------------

  WHEREAS, the Executive is currently serving as an executive employee of the Company, and the Company and the Executive desire that the Executive's retirement benefits be supplemented on the terms and conditions set forth herein.

  NOW, THEREFORE, the parties agree as follows:

  Paragraph 1 of the Agreement is hereby amended by adding the following new clause (e):

  "(e) Effective as of March 31, 2001 the Account shall be credited in an additional amount of $50,000. It is intended that the Account shall receive three quarters of a year Interest Credit for 2001 calendar year for such $50,000 amount. Interest Credits shall also be made continue each year under paragraph 1(c) for all amounts in the Account. No duplication is hereby intended."

  IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.


                                                   LOEWS CORPORATION




                                                   By:  James S. Tisch
                                                       -----------------------
                                                        James S. Tisch
                                                          President


Accepted and Agreed to:



 Peter Keegan
-----------------------
The Executive



                      SUPPLEMENTAL RETIREMENT AGREEMENT
                      ---------------------------------



  AGREEMENT made on March 24, 2000 between LOEWS CORPORATION (the "Company") and Peter Keegan (the "Executive").



                            W I T N E S S E T H:
                            -------------------

  WHEREAS, the Executive is currently serving as an executive employee of the Company, and the Company and the Executive desire that the Executive's retirement benefits be supplemented on the terms and conditions set forth herein.

  NOW, THEREFORE, the parties agree as follows:

  1. In connection with his employment by the Company, the Executive shall be entitled to the following, in addition to his compensation and benefits:

      (a) An account (the "Account") shall be established for the Executive (which shall not be funded) which may be credited each year commencing in 1999. The Executive shall become eligible and vested in the Account as of January 1, 1999.

      (b) The Account shall be credited with an initial balance in the amount of $200,000 as of June 30, 1999.

      (c) The Account shall be credited on the last day of each calendar year with the Interest Credit which would have been credited under
          Section 3.3 of the Loews Corporation Cash Balance Plan (the "Plan"). It is intended that the Account shall receive one half year's Interest Credit on the day of calendar year 1999 for the initial balance of $200,000 for the calendar year 1999.

      (d) The Account shall be accumulated until the Executive's termination of employment. At such time, the amount in the Account shall be converted into an actuarially equivalent annuity, payable at the Executive's election in the form of a single life annuity, a joint and survivor annuity, or a 10 year certain annuity, payable monthly. For purposes of this Agreement, the term "actuarial equivalent" shall have the meaning ascribed to it in Section 1.3 of the Plan.

  2. In lieu of the benefits due under the preceding paragraphs, the Executive may request (at least one year prior to retirement) to receive the accumulated balance in the Account as a lump sum upon retirement, provided that such request is approved by the Chief Executive Officer of the Company.

  3. If the Executive should die before payments have commenced under the preceding paragraphs, and in lieu of the benefits due under the preceding paragraphs, the accumulated balance in the Account shall be paid as soon as practicable after the Executive's death to his wife, Jane L. Carpenter. The Executive may revoke such beneficiary designation and designate a new beneficiary or beneficiaries by giving written notice as provided in Paragraph 4 below. Such alternative beneficiary designation must be received prior to the Executive's death.

                                      -2-

  4. All notices, requests, designations and other communications provided for by this Agreement shall be in writing and shall be personally delivered or mailed by registered or certified mail to the address of the party to whom intended as specified below or notice sent in accordance with this Paragraph.


                       If to the Company, at:

                              667 Madison Avenue
                              New York, NY  10021
                              Attention: Corporate Secretary


                       If to the Executive, at:

                              1192 Park Avenue
                              New York, NY  10012


Any such writings shall be effective upon receipt.

  5. This Agreement sets forth the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. No change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced. The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

  IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.



                                                   LOEWS CORPORATION




                                                   By:  James S. Tisch
                                                       -----------------------




Accepted and Agreed to:



 Peter Keegan
-----------------------
The Executive

                                     -3-